EXHIBIT 32

In connection with the quarterly report of Holloman Energy Corporation, (the “Company”) on Form 10-Q for the quarter ended March 31, 2010 as filed with the Securities and Exchange Commission (the “Report”) Mark Stevenson, the Principal Executive Officer of the Company and Robert Wesolek, the Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 17, 2010	By:	/s/ MARK STEVENSON
Mark Stevenson, Principal Executive Officer

May 17, 2010	By:	/s/ ROBERT WESOLEK
Robert Wesolek, Principal Financial Officer